AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT is made as of the 21st day of December, 2007, by and among RTG Ventures, Inc., a Florida corporation, Atlantic Network Holdings Limited (f/k/a Advanced Risk Management (Guernsey)) Limited, a Guernsey company limited by shares, the Outside Stockholders Listed on Exhibit A Hereto and New Media Television (Europe) Limited, a United Kingdom private company limited by shares.

WITNESSETH

WHEREAS, the parties hereto have entered into a certain Share Exchange Agreement, dated March 20, 2007, by and among RTG Ventures, Inc., Atlantic Network holdings Limited, the Outside Stockholders Listed on Exhibit A thereto and New Media Television (Europe) Limited (the “Agreement”); and

WHEREAS, the parties desire to amend certain of the terms and conditions contained in the Agreement, as set forth below.

NOW, THEREFORE, the parties hereby agree, and the Agreement is hereby amended, as follows:

1.	All Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2.
Section 1.1 of the Agreement is hereby amended by deleting “One Hundred Fifty Two Million Seven Hundred Sixty-Seven Thousand One Hundred Thirty-Four (152,767,134)” and substituting therefore, “One Hundred Twenty-Seven Million Three Hundred Five Thousand Nine Hundred Forty-Five (127,305,945)”.

3.	Section 1.6 of the agreement is hereby amended by deleting “16,974,126” and substituting therefor “42,435,315”.

4.	Section 2.5 of the Agreement is hereby amended to read in ti s entirety as follows:

“2.5 Stock Ownership:  Sellers own all of the issued and outstanding shares of the Company and Holdings owns a majority of the issued and outstanding shares of the Company; the Company owns all of the issued  and outstanding shares of each of New Media Studios Limited ("New Media"), Hanborough Investments Limited and Atlantic Television Limited and on the Closing Date will own all of the issued and outstanding shares of Ecommercenet Limited (“Ecommercenet”); and New Media owns all of the issued and outstanding shares of Moonlit Pictures Limited, Purple Haze Productions Limited and Research Services International Limited; and Ecommercenet owns all of the issued and outstanding shares of Epaypoint plc; and Epaypoint plc owns all of the issued nad outstanding shares of each of Pacifica Holdings Limited and Web-Pay Limited, in each and every case free and clear of all liens and encumbrances whatsoever. There is no voting trust, agreement or arrangement affecting the nomination or election of directors or the exercise of the voting rights of any of the Companies capital stock.”

5.	Section 3.4 of the Agreement is hereby amended by deleting “16,974,126” and substituting therefor “42,435,315.”

6.	Section 7.2(h) is hereby amended to read in its entirety as follows:

“(h) Deposit into Escrow; Severance Payments. Holdings and the Company shall have deposited into an escrow account, to be maintained by Paykin Greenblatt Lesser & Krieg, LLP as escrow agent pursuant to an Escrow Agreement, substantially in the form annexed hereto as Exhibit D, an aggregate of One Million Dollars ($1,000,000), as follows: $85,000 shall be deposited upon the filing of RTG’s Current Report on Form 8-K with respect to this Agreement with the SEC and shall be nonrefundable, and $915,000 (which includes the amount referred to in Section 7.2(n)) shall be deposited at such time when the parties shall by mutual agreement select the Closing Date hereunder but in no event less than seven days prior to such Closing Date. In the event that the Closing hereunder shall not have taken place by such agreed upon Closing Date, then $915,000 shall be returned to Holdings. In the event that the Closing shall take place on or before such agreed-upon Closing Date, then $115,000 of such funds shall be paid at the Closing to each of Ms. Linda Perry (“Perry”), RTG’s President and Chief Executive Officer, and Lancer Corporation (“Lancer”), a corporation wholly-owned by Mr. Barrington Fludgate, RTG’s Chief Financial Officer, in settlement of certain debts owed by RTG to Ms. Perry and Lancer.”

7.	Exhibit A to the Agreement is amended by replacing such Exhibit in its entirety with Exhibit A hereto.

8.	The Agreement shall continue in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 21st day of December, 2007.

RTG:

RTG VENTURES, INC.

By: /s/ Linda Perry
Name: Linda Perry
Title:   Chief Executive Officer

HOLDINGS:

ATLANTIC NETWORK HOLDINGS LIMITED

By:   Roger W. Taylor
Name: Roger W. Taylor
Title:   Director

THE COMPANY:

NEW MEDIA TELEVISION (EUROPE) LIMITED

By:   Ian Macdonald
Name: Ian Macdonald
Title:   Director

EXHIBIT A

List of stockholders of New Media Television (Europe) Limited and the number of shares of
RTG Common Stock to be issued to each Seller.

Shareholders of New Media Television (Europe) Ltd		Shares Held	RTG Shares to be Received

1.	Atlantic Network Holdings Ltd	3,786,588	110,648,504

	St George's House St George's Place
	St Peter Port Guernsey GY1 1JS

2.	Gudaaz Holdings Ltd	400,010	14,378,443

3.	SN & GR Maycock	63,402	2,278,998